                                                                       EXHIBIT 7

                                   AGREEMENT

                 This Agreement is entered into by and between McFarland Energy, Inc., (the "Company") and Craig M. Sturtevant ("Executive").

                 WHEREAS, the Company has a talented and dedicated management team which has made many valuable contributions to the success of the Company; and

                 WHEREAS, the Board of Directors of the Company believes it is important to provide a limited amount of financial security to key management members in the event that they are terminated without cause;

                 WHEREAS, the Board of Directors of the Company believes it is important to provide a limited additional amount of financial security to key management members in the event that they are terminated without cause following a change in control of the Company;

                 NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, it is agreed as follows:

         1. Payment of Benefits In The Event Of Termination Of Employment Following A Change in Control.

                 In the event that a "Change in Control" (as defined in this Section) occurs on or before December 31, 1999, and that the employment of Executive is thereafter "Involuntarily Terminated" (as defined in this Section) within twenty-four (24) calendar months after the effective date of the Change in Control, the Company (or Post-Change Employer as hereinafter described and defined) will provide Executive with the benefits set forth in this Section.

                 a.       Definition of "Change in Control."

                 As used in this Agreement, a "Change in Control" means the occurrence of any of the following events:

                          (i)     A majority of the members of the Board of
Directors at the end of any consecutive twenty-four (24) calendar month period is not comprised of "Incumbent Directors" (as defined in this Section). For purposes of this Agreement, a Director shall be considered to be an "Incumbent Director" if either of the following conditions is met:

                                  (A)      The Director was a Director at the
                                           beginning of the consecutive
                                           twenty-four (24) calendar month
                                           period in question; or

                                  (B)      The Director's election by the
                                           Company's stockholders, or
                                           nomination for election by the
                                           Company's stockholders, was approved
                                           by a vote of a majority of the
                                           members of the Board at a time when
                                           a majority of the members of the
                                           Board were Incumbent Directors.
                                           Such approval may be made by any
                                           resolution of the Board expressing
                                           approval of the Director or nominee,
                                           or by any communication to the
                                           Company's stockholders, which
                                           communication is authorized by the
                                           Board and which communication
                                           recommends election of the Director
                                           or nominee.  Such approval may be
                                           made by the Board after the Director
                                           has been elected. provided that a
                                           majority of the members of the Board
                                           at the time of approval consists of
                                           Incumbent Directors.

                          (ii)    Any "person", including a "group" (as such
terms are used in Rule 13(d)(5) of the Securities Exchange Act of 1934 (the " 1934 Act")), but excluding the Company, any of its Subsidiaries, and any employee benefit plan of the Company or any of its Subsidiaries) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the 1934 Act), directly or indirectly, of securities of the Company representing thirty-five (35%) percent or more of the combined voting power of the Company's then outstanding securities.

                          (iii)   A merger or other business combination of the
Company takes place, whereby the Company merges or combines with or into another corporation, provided that the other corporation is not a "Subsidiary" of the Company (as defined herein). For purposes of this Section, a corporation shall be considered to be a "Subsidiary" of the Company if either of the following conditions is met:

                                  (A)      A majority of the directors of the
                                           corporation are also directors of
                                           the Company; or

                                  (B)      The Company is the "beneficial
                                           owner" (as defined in Rule 13(d)(3)
                                           under the 1934 Act), directly or
                                           indirectly, of securities of the
                                           corporation representing more than
                                           fifty (50%) percent of the combined
                                           voting power of the corporation's
                                           then outstanding securities.

Notwithstanding any other provision of this Section, a merger or other business combination of the Company shall not constitute a "Change in Control" if any of the following conditions is met:

                                  (A)      A majority of the directors of the
                                           merged or combined corporation were
                                           Incumbent Directors of the Company
                                           immediately before the merger or
                                           combination; or

                                  (B)      "Beneficial ownership" (as defined
                                           in Rule 13(d)(3) under the 1934
                                           Act), directly or indirectly, of
                                           more than fifty (50%) percent of the
                                           combined voting power of the merged
                                           or combined corporation is held,
                                           immediately after the merger or
                                           combination, by persons (as that
                                           term is used in the 1934 Act) who
                                           held beneficial ownership, directly
                                           or indirectly, of more than fifty
                                           (50%) percent of the combined voting
                                           power of the Company immediately
                                           before the merger or combination; or

                                  (C)      Securities representing more than
                                           fifty (50%) percent of the combined
                                           voting power of the merged or
                                           combined corporation (as measured
                                           immediately after the merger or
                                           combination), are issued or conveyed
                                           to stockholders of the Company in
                                           exchange for or in consideration of
                                           their shares in the Company.

                 b. Involuntary Termination of Employment, Qualifying Executive for Benefits,

                 Executive will be entitled to receive the benefits set forth in this Section 1 if the employment of Executive is "Involuntarily Terminated" (as defined in this Section) within twenty-four (24) calendar months after the effective date of the Change in Control.

                          (i)    For purposes of this Section, Executive will
be considered to be "Involuntarily Terminated" if, within twenty-four (24) calendar months after the effective date of the Change in Control, Executive's employment with the Company or with any successor corporation which employs Executive as a result of a merger or combination which constitutes a Change in Control under Section 1a(iii) of this Agreement (collectively, the "Post-Change Employer"), is terminated for any of the following reasons:

                                  (A)      If Executive is terminated by the
                                           Post-Change Employer without "Good
                                           Cause." For purposes of this
                                           Subsection, the Post-Change Employer
                                           shall have Good Cause to terminate
                                           Executive's employment if any of the
                                           following conditions are met:

                                           (a)  If grounds exist to terminate
                                                the employment of Executive
                                                pursuant to California Labor
                                                Code Section 2924; or

                                           (b)  If Executive engages in serious
                                                or willful misconduct which
                                                is detrimental to the
                                                interests of the Post-Change
                                                Employer or its stockholders;
                                                or

                                           (c)  If Executive willfully refuses
                                                to carry out the directions
                                                and responsibilities assigned
                                                to Executive by the Chief
                                                Executive Officer of the
                                                Post-Change Employer.

                                  (B)   If Executive resigns from employment
                                        for "Good Reason."

                                        (a)  For purposes of this Subsection,
                                             Executive will have Good Reason to
                                             resign from employment if any of
                                             the following conditions are met:

                                             (1)  There is a significant adverse
                                                  change in the nature or scope
                                                  of Executive's authorities or
                                                  duties; or


                                             (2)  There is a significant
                                                  reduction in Executive's
                                                  compensation or benefits
                                                  provided by the Post-Change
                                                  Employer in comparison with
                                                  the compensation and benefits
                                                  which Executive was receiving
                                                  from the Company immediately
                                                  before the Change in Control;
                                                  or

                                             (3)  The geographic location at
                                                  which Executive is required to
                                                  perform Executive's principal
                                                  duties is moved to a location
                                                  more than fifty (50) miles
                                                  from such location existing
                                                  immediately before the
                                                  Change in Control.

                                        (b)  Notwithstanding any other
                                             provision of this Agreement,
                                             Executive will not be considered to
                                             have Good Reason to resign from
                                             employment unless both of the
                                             following conditions are met:

                                             (1)  Executive has given the
                                                  Post-Change Employer timely
                                                  written notice of the fact
                                                  that Executive contends that
                                                  Executive has Good Reason to
                                                  resign from employment, and
                                                  of the grounds for
                                                  Executive's contention.  To
                                                  be
                                                  timely, such notice must be
                                                  given within a reasonable time
                                                  after Executive learns of the
                                                  circumstances which give rise
                                                  to the contention that
                                                  Executive has Good Reason to
                                                  resign from employment.  If
                                                  Executive's contention is
                                                  based on Subsections
                                                  1b(i)(B)(a)(2) or
                                                  lb(i)(B)(a)(3) of this
                                                  Agreement, a period of
                                                  fourteen (14) calendar days
                                                  shall be presumed to
                                                  constitute a "reasonable time"
                                                  for Executive to give such
                                                  notice.  If Executive's
                                                  contention is based on
                                                  Subsection lb(i)(B)(a)(1) of
                                                  this Agreement, a "reasonable
                                                  time" to give such notice
                                                  shall be a period of time
                                                  sufficient for Executive to
                                                  fully assess the extent and
                                                  consequences of any change in
                                                  the nature or scope of
                                                  Executive's authorities or
                                                  duties, and to make a full and
                                                  fair determination as to
                                                  whether such change is
                                                  "adverse."

                                             (2)  The Post-Change Employer fails
                                                  to cure the circumstances
                                                  which give rise to
                                                  Executive's contention that
                                                  Executive has Good Reason to
                                                  resign from employment within
                                                  thirty (30) calendar days
                                                  following receipt of such
                                                  written notice from
                                                  Executive.

                                  (C)      If Executive is terminated on
                                           account of disability, unless the
                                           disability is such that Executive is
                                           eligible for benefits under the
                                           Post-Change Employer's Long-Term
                                           Disability Plan then in effect, if
                                           any.

                          (ii) For purposes of this Section, Executive will not be considered to be "Involuntarily Terminated" if Executive's employment with the Post-Change Employer is terminated for any of the following reasons:

                                  (A)      On account of Executive's death;

                                  (B) On account of Executive's disability which renders Executive eligible for benefits under the Post-Change Employer's Long-Term Disability
                                           Plan, provided such eligibility and
                                           benefits
                                           are substantially similar to those in
                                           Company's Plan immediately prior to
                                           the Change in Control;

                                  (C)      If Executive is terminated by the
                                           Post-Change Employer for "Good
                                           Cause" (as defined in this Section).

                                  (D)      If Executive voluntarily resigns
                                           from employment without "Good
                                           Reason" (as defined in this
                                           Section).

                          (iii)   In the event of any dispute as to whether
Executive has been Involuntarily Terminated, such dispute shall be decided by final and binding arbitration as provided in this Agreement.

                 c.       Amount and Payment of Benefits.

                          (i)     If Executive becomes eligible for benefits
under this Section 1, Executive shall be entitled, upon being Involuntarily Terminated from employment, to receive from the Post-Change Employer, the following benefits:

                                  (A)    An amount of cash equal to:

                                         (a)     The greater of:

                                                 (1)  Executive's annualized
                                                      base salary, plus the
                                                      amount of Executive's
                                                      annualized car allowance,
                                                      if any, in effect at the
                                                      end of the month
                                                      immediately prior to the
                                                      Change in Control; or

                                                 (2)  Executive's annualized
                                                      base salary, plus the
                                                      amount of Executive's
                                                      annualized car allowance,
                                                      if any, in effect at the
                                                      end of the month
                                                      immediately prior to the
                                                      date Executive is
                                                      Involuntarily
                                                      Terminated; and

                                            (b)  The greater of:

                                                 (1)  The amount of bonus, if
                                                      any, paid or accrued to
                                                      Executive for the most
                                                      recently ended calendar
                                                      year immediately prior to
                                                      the Change in Control; or

                                                 (2)  The amount of bonus, if
                                                      any, paid or accrued to
                                                      Executive for the most
                                                      recently ended calendar
                                                      year prior to the date
                                                      Executive is Involuntary
                                                      Terminated.

                                        The Post-Change Employer shall make the
                                        cash payments described in this
                                        Subsection 1c(i)(A) as a lump sum
                                        payment payable within thirty (30)
                                        calendar days after the date that
                                        Executive is Involuntarily
                                        Terminated, or, at Executive's
                                        written request delivered within
                                        fifteen (15) calendar days after the
                                        date Executive is Involuntarily
                                        Terminated, in twelve (12) equal and
                                        consecutive monthly installments
                                        with the first installment payable
                                        within thirty (30) calendar days
                                        after the date Executive is
                                        Involuntarily Terminated.

                                  (B)   Standard outplacement services
                                        provided by a qualified
                                        out-placement agency selected by the
                                        Post-Change Employer, which services
                                        will be made available for a period
                                        of twelve (12) consecutive calendar
                                        months from the date Executive is
                                        Involuntarily Terminated, or until
                                        the date Executive accepts
                                        employment with another employer,
                                        whichever occurs first; and

                                  (C)   Compensation for the loss of group
                                        medical and dental insurance
                                        benefits (excluding coverage under
                                        any life or long-term disability
                                        programs), which may be provided, at
                                        the sole discretion of the
                                        Post-Change Employer, by either of
                                        the following options:

                                        (a)   By continuing in effect those
                                              group medical and dental
                                              insurance benefits which were
                                              provided by the Post-Change
                                              Employer immediately before
                                              Executive was Involuntarily
                                              Terminated, on the same terms
                                              and conditions which were in
                                              effect immediately before
                                              Executive was Involuntarily
                                              Terminated, provided that
                                              such coverage is
                                              substantially similar to the
                                              coverage (including any
                                              dependent coverage) Executive
                                              was receiving from the
                                              Company immediately prior to
                                              the Change in Control, for a
                                              period of twelve (12)
                                              calendar months from the date
                                              of Executive is Involuntarily
                                              Terminated or until Executive
                                              obtains coverage under a
                                              group insurance
                                              arrangement or program sponsored
                                              by a new employer, whichever
                                              occurs first; or

                                        (b)   By payment of a lump sum amount
                                              equal to twelve (12) times
                                              the greater of the following
                                              amounts:

                                              (1) the monthly premium necessary
                                                  for Executive to maintain
                                                  Executive's group medical and
                                                  dental insurance benefits,
                                                  pursuant to COBRA, under the
                                                  plan provided by the
                                                  Post-Change Employer, net of
                                                  Executive's required
                                                  co-payments; or

                                              (2) the monthly premium which
                                                  would have been necessary for
                                                  Executive to maintain
                                                  Executive's group medical and
                                                  dental insurance benefits,
                                                  pursuant to COBRA, under the
                                                  plan provided by the Company
                                                  immediately prior to the
                                                  Change in Control, net of
                                                  Executive's required
                                                  co-payments.

                          (ii)    In the event that the payments hereunder, or
that the payments hereunder together with any other payments by the Company under any other plan or arrangement, would cause the loss of deductibility of any portion of such payments by the Company under Section 280G of the Internal Revenue Code, then the amounts payable under this Section 1, shall be limited to an amount that would not cause such loss of deduction. Further, in the event that any payments are required to be made by any Post-Change Employer to Executive on or after the date Executive is Involuntarily Terminated, pursuant to any decree, court award, employment agreement or severance agreement (other than under this Agreement), or under any plan or policy of the Post-Change Employer (excluding any retirement, savings or thrift plans), or under the laws of any government (collectively "Other Required Payments"), the amounts payable under this Section 1 shall be reduced by the amount of such Other Required Payments.

                          (iii)   Notwithstanding any other provision of this
Agreement, Executive shall be entitled to receive, in addition to the payments and benefits provided by this Agreement, any and all wages and vacation pay actually earned and accrued by Executive during the period of Executive's employment, which are unpaid as of the time of Executive's termination from employment.

                 d. Rights in the Event of Default. In the event that the Post-Change Employer defaults on its obligations under this Section 1 and, fails to remedy such default within thirty (30) calendar days after having received written notice of the default from Executive or Executive's estate or "Beneficiary" (as defined in Subsection 5a of this Agreement), the Post-Change Employer shall thereupon pay or transfer to such party, in full discharge of its obligations under this Section 1, a lump sum amount representing all payments required under this Section 1, and with interest on the amount thereof at the rate of eight (8%) percent per annum, compounded daily, from the otherwise due date of such payment or transfer.

         2. Payment of Benefits In The Event Of Termination Of Employment In The Absence Of A Change in Control.

                 If Company (or in the case of a termination which occurs more than two years after a Change of Control, the Post-Change Employer) terminates Executive's employment without "Good Cause" (as defined in this Section) and such termination does not occur within two years after a Change in Control, then Executive shall be entitled to receive, but limited to receive, from the Company (or Post-Change Employer), the following benefits:

                 a. A lump sum severance payment in an amount equal to the greater of:

                      (i) Two weeks salary for every year or partial year of service with the Company (computed using Executive's most recent annualized base salary and annualized car allowance, if any, combined), or

                      (ii)    Four weeks salary, likewise computed.

                 b. Compensation for the loss of group medical and dental insurance benefits (excluding coverage under any life or long-term disability programs) for the same number of weeks as the number of weeks of salary which Executive receives under Subsection a of this Section 2, which may be provided, at the sole discretion of the Company, by either of the following options:

                      (a) By continuing in effect those group medical and dental insurance benefits which were provided by the Company immediately before Executive was terminated, on the same terms and conditions which were in effect immediately before executive was terminated, or

                      (b) By payment of a lump sum amount computed by the following formula: (0.23) x (the number of weeks of benefit which Executive is entitled to receive) x (the monthly premium necessary for Executive to maintain Executive's group medical and dental insurance benefits, pursuant to COBRA, under the plan provided by the Company).

                 Termination with "Good Cause," as used in this Section 2, shall mean a termination of Executive's employment where any of the following conditions are met:

                 (a) If grounds exist to terminate the employment of Executive pursuant to the California Labor Code
                          Section 2924; or

                 (b) If Executive engages in serious or willful misconduct which is detrimental to the interests of the Company or its stockholders; or

                 (c) If Executive willfully refuses to carry out the directions and responsibilities assigned to Executive by the Chief Executive Office of the Company.

         3.      Termination of Employment.

                 The parties hereto each expressly agree that Executive's employment with the Company may be terminated at any time, by either Executive or by the Company, for any reason, with or without cause and with or without notice. Executive agrees that in the event of the termination of Executive's employment, either before or after a Change in Control, the sole and exclusive contractual rights and remedies which Executive shall be entitled to enforce are the rights and remedies expressly set forth in this Agreement, and that this Agreement replaces and supersedes any contract or agreement, express or implied, which in any way limits the rights of Executive or of the Company to terminate the employment relationship between them without liability; provided, however, that nothing in this Agreement shall replace, supersede, or modify any written employment contract which may be in effect, or may hereafter take effect, between Executive and the Company, if such written employment contract is or has been duly executed by both Executive and by the Chief Executive Officer of the Company and has been approved by the express authorization or ratification of the Company's Board of Directors.

         4.      Enforcement By Arbitration.

                 The parties hereto each expressly agree that any dispute or controversy arising under or in connection with this Agreement, or arising in any way out of Executive's employment with the Company (a "Dispute") shall be resolved exclusively by final and binding arbitration in Los Angeles County in the State of California.

                 Any such arbitration shall be governed by the Rules of the American Arbitration Association For The Resolution Of Employment Disputes then in effect. There shall be one arbitrator, who shall be a retired judge of the Los Angeles County Superior Court.

                 The arbitrator's determination shall be final and binding upon all parties. Judgment upon the arbitrator's award may be entered in any court having jurisdiction thereof.

                 The prevailing party in any such arbitration will be entitled to recover reasonable costs, expenses and attorneys' fees for such arbitration and for any court proceedings for the entry or enforcement of the arbitrator's award; provided, however, that if any claim or Dispute is at issue in such arbitration which claim or Dispute is based upon a statute or regulation which contains provisions for the award of attorneys' fees, costs or expenses, such statute or regulation will supersede the provisions of this Agreement with respect to the award of attorneys' fees, costs or expenses in connection with that claim or Dispute.

                 The arbitration provisions contained in this Section 4 shall not apply to any Dispute involving a claim or demand by Executive for workers' compensation benefits. The arbitration provisions contained in this Section 4 shall not apply to any Dispute which is prohibited by law to be resolved through arbitration.

         5.      Miscellaneous.

                 a.       Successors, Binding Agreement.

                 This Agreement shall be binding upon Executive and the Company, and upon any assignee or successor of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the Company's voting securities or assets, and upon any Post-Change Employer.

                 This Agreement shall inure to the benefit of and, be enforceable by, Executive and by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die, any benefits then due and payable to Executive under Section 1 of this Agreement shall be paid to Executive's "Beneficiary" as designated by Executive from time to time under Executive's then most recent principal life insurance coverage provided to Executive by the Post-Change Employer or Company.

                 b. Amendment or Termination. No provision of this Agreement may be modified, amended, waived or terminated, unless such modification, amendment, wavier or termination is expressly agreed to in writing, and is signed by Executive and by the Chief Executive Officer of the Company, and has been approved by the express authorization or ratification of the Company's Board of Directors.

                 c. No Vested Interest. Neither Executive nor Executive's Beneficiary nor any other person shall have any right, title or interest in any benefit under this Agreement prior to the occurrence of the right to payment thereof.

                 d. No Alienation of Benefits. Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement, and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts.

                 e. Prior Agreement. This Agreement contains the entire understanding between the parties hereto relating to the subject matter hereof, and supersedes any prior or contemporaneous agreements, contracts or understandings, express or implied, between the Company (or any predecessor or subsidiary of the Company) and Executive. If there is any discrepancy or conflict between this Agreement and any plan, policy or program of the Company, the language of this Agreement shall govern.

                 f. Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

                 g. No Waiver, No Representations. No waiver by any party hereto at any time of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, relating to the subject matter hereof have been made by either party that are not set forth expressly on this Agreement. Executive represents and agrees that Executive understands Executive's right to thoroughly discuss all aspects of this Agreement with an attorney of Executive's choice. Executive further represents that Executive has carefully read and fully understands all of the provisions of this Agreement, and is voluntarily entering into this Agreement.

                 h. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

                 i. Applicable Law. This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of said state. The language of all parts of this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

                 j. Notice. Notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when actually delivered. Delivery shall be effective as follows: If to the Company, at the location of the Company's then principal place of business and directed to the attention of the Chief Executive Officer. If to Executive, at the address in the records of the Company listed as Executive's current address. The parties hereto may change such address upon sending notice of same to the other party, with such change of address to be effective upon receipt.

                 k. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all together only one agreement; provided, however, that such executed counterparts will not be effective to execute this Agreement unless all counterparts consist of identical language.

          PLEASE READ CAREFULLY. THIS IS A BINDING CONTRACT,
          AND AFFECTS IMPORTANT LEGAL RIGHTS.



Date:         8/8/95                               /s/ Craig M. Sturtevant
      ----------------------                      ------------------------------
                                                  Craig M. Sturtevant
                                                  Executive
                                                  MCFARLAND ENERGY, INC.


Date:        8/8/95                                /s/ J. C. McFarland
      ----------------------                      ------------------------------
                                                  J. C. McFarland
                                                  Chairman and Chief Executive
                                                  Officer

Addendum:        If Executive is named a Vice President of the Company during the term of this Agreement the amounts payable, if any, to Executive under Subsections 1.C(i)(A) and (C) shall be increased by a factor of 1.5 times.

COMPANY                                           EXECUTIVE


By:  /s/ J. C. McFarland                          By:  /s/ Craig M. Sturtevant
   ---------------------------                       ---------------------------

                          AMENDMENT NO. 1 TO AGREEMENT

Whereas, Craig M. Sturtevant and McFarland Energy, Inc. ("McFarland'), entered that Agreement dated August 8, 1995 (the "Agreement") including an Addendum thereto, covering the matters contained therein, including the consequences of a " change of control" of McFarland;

Whereas, Craig M. Sturtevant has been elected "Vice President and General Counsel" of McFarland; and

Whereas, Craig M. Sturtevant and McFarland desire to implement the Addendum by amending the Agreement to increase the benefits due Craig M. Sturtevant, effective the date of his election as Vice President and General Counsel, under the terms of the Agreement and the Addendum thereto in the event of a change of control.

Now therefore, in consideration of Craig M. Sturtevant being elected a Vice President of McFarland, the mutual benefits contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows:

1. The words "one and one half times" are added after "An amount of cash equal to" in subsection 1.c(i)(A) of the Agreement.

2. The word and number "twelve (12)" are deleted from subsection 1.c(i)(C)(a) of the Agreement and the word and number "eighteen (18)" are substituted therefor.

3. The word and number "twelve (12)" are deleted from subsection l.c(i)(C)(b) of the Agreement and the word and number "eighteen (18)" are substituted therefor.

4.       The Addendum to the Agreement is deleted.

5. Except as modified herein the Agreement remains in full force and effect.

Executed in duplicate originals and effective on December 10, 1996.




McFarland Energy, Inc.


By: /s/ J. C. McFarland
   --------------------------------------
   J. C. "Mac" McFarland
   Chairman and Chief Executive Officer




   Craig M. Sturtevant


   /s/ Craig M. Sturtevant
   ---------------------------------------